Exhibit 99.1

LifeLock Announces 2013 Fourth Quarter and Year-End Results

Record quarterly revenue of $102.3 million, up 30% year-over-year

Q4 cumulative ending members of approximately 3.0 million, up 21% year-over-year

Q4 monthly average revenue per member of $10.72, up 11% year-over-year

TEMPE, AZ (February 19, 2014) – LifeLock, Inc. (NYSE: LOCK), an industry leader in identity theft protection, today announced financial results for the fourth quarter and fiscal year ended December 31, 2013.

Fourth Quarter 2013 Financial Highlights:

•	Revenue: Total revenue was $102.3 million for the fourth quarter of 2013, up 30% from $78.8 million for the fourth quarter of 2012. Consumer revenue was $94.1 million for the fourth quarter of 2013, up 33% from $70.8 million for the fourth quarter of 2012. Enterprise revenue was $8.2 million for the fourth quarter of 2013, compared to $8.0 million for the fourth quarter of 2012.

•	Net Income: Net income was $53.2 million for the fourth quarter of 2013, compared to net income of $4.1 million for the fourth quarter of 2012. Net income per diluted share was $0.54 for the fourth quarter of 2013 based on 97.7 million weighted-average shares outstanding, compared with net income per diluted share of $0.01 for the fourth quarter of 2012 based on 90.8 million weighted-average shares outstanding. Net income for the fourth quarter of 2013 included an income tax benefit of $39.2 million, or $0.40 per share, resulting from the release of the valuation allowance associated with our deferred tax assets.

•	Adjusted Net Income: Adjusted net income was $21.5 million for the fourth quarter of 2013, up from $8.9 million for the fourth quarter of 2012. Adjusted net income per diluted share was $0.22 for the fourth quarter of 2013 based on 97.7 million weighted-average shares outstanding, compared with $0.10 per diluted share for the fourth quarter of 2012 based on 92.2 million weighted-average shares outstanding.

•	Adjusted EBITDA: Adjusted EBITDA was $22.9 million for the fourth quarter of 2013, compared with $11.4 million for the fourth quarter of 2012.

•	Cash Flow: Cash flow from operations was $25.5 million for the fourth quarter of 2013, leading to free cash flow of $20.4 million after taking into consideration $5.2 million of capital expenditures. This compares with cash flow from operations of $7.7 million and free cash flow of $3.7 million, after taking into consideration $4.0 million of capital expenditures, for the fourth quarter of 2012.

•	Balance Sheet: Total cash and marketable securities at the end of the fourth quarter of 2013 was $172.6 million, up from $134.2 million at the end of the fourth quarter of 2012.

“We closed out 2013 on a strong note, posting solid results on both the top and bottom line,” said Todd Davis, LifeLock’s Chairman and CEO. “The combination of our leading brand and unique technology continue to drive our results. Our ongoing business momentum, along with the launch of the LifeLock Wallet mobile application, positions LifeLock well as we begin 2014. We are proud to help over 3 million consumers live freely in a connected world.”

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Fourth Quarter 2013 & Recent Business Highlights:

•	Recorded the 35th consecutive quarter of sequential growth in revenue and cumulative ending members.

•	Added approximately 246,000 gross new members in the fourth quarter of 2013 and ended the quarter with approximately 3.0 million members.

•	Achieved a retention rate of 87.8% for the fourth quarter of 2013, compared with 87.1% for the fourth quarter of 2012.

•	Increased monthly average revenue per member to $10.72 for the fourth quarter of 2013 from $9.68 for the fourth quarter of 2012.

•	Acquired mobile wallet innovator Lemon, Inc.

Fiscal Year 2013 Financial Highlights:

•	Revenue: Total revenue was $369.7 million for 2013, up 34% from $276.4 million for 2012. Consumer revenue was $340.1 million for 2013, up 34% from $254.7 million for 2012. Enterprise revenue was $29.5 million for 2013, compared to $21.8 million in 2012.

•	Net Income: Net income was $52.5 million for 2013, up from $23.5 million for 2012. Net income per diluted share was $0.55 for 2013 based on 95.9 million weighted-average shares outstanding, compared with net income per diluted share of $0.09 for 2012 based on 62.2 million weighted-average shares outstanding. Net income for 2013 included an income tax benefit of $39.2 million, or $0.41 per share, resulting from the release of the valuation allowance associated with our deferred tax assets.

•	Adjusted Net Income: Adjusted net income was $36.9 million for 2013, up from $22.7 million for 2012. Adjusted net income per diluted share was $0.38 for 2013 based on 95.9 million weighted-average shares outstanding, compared with $0.31 per diluted share for 2012 based on 72.6 million weighted-average shares outstanding.

•	Adjusted EBITDA: Adjusted EBITDA was $42.2 million for 2013, up from $31.0 million for 2012.

•	Cash Flow: Cash flow from operations was $77.4 million for 2013, leading to free cash flow of $67.0 million after taking into consideration $10.4 million of capital expenditures. This compares with cash flow from operations of $48.4 million and free cash flow of $40.9 million, after taking into consideration $7.5 million of capital expenditures, for 2012.

Guidance:

As of February 19, 2014, we are initiating guidance for our first quarter of 2014 as well as the full year 2014.

•	First Quarter 2014 Guidance: Total revenue is expected to be in the range of $105.0 million to $106.0 million. Adjusted net loss per share is expected to be in the range of $(0.03) to $(0.02) based on approximately 92.0 million basic weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of $(2.0) million to $(1.0) million.

•	Full Year 2014 Guidance: Total revenue is expected to be in the range of $455.0 million to $465.0 million. Adjusted net income per share is expected to be in the range of $0.42 to $0.47 based on approximately 102.0 million fully diluted weighted-average shares outstanding and a cash tax rate of 5%. Adjusted EBITDA is expected to be in the range of $50.0 million to $55.0 million. Free cash flow is expected to be in the range of $75.0 million to $80.0 million.

Conference Call Details:

•	What: LifeLock fourth quarter and full year 2013 financial results.

•	When: Wednesday, February 19, 2014 at 2PM PT (5PM ET).

•	Dial in: To access the call in the United States, please dial (877) 407-3982, and for international callers dial (201) 493-6780. Callers may provide confirmation number 13574392 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investor.lifelock.com/ (live and replay)

•	Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (877) 870-5176, and for international callers dial (858) 384-5517 and enter access code 13574392.

About LifeLock

LifeLock, Inc. (NYSE:LOCK) is a leading provider of proactive identity theft protection services for consumers and fraud and risk solutions for enterprises. LifeLock’s threat detection, proactive identity alerts, and comprehensive remediation services provide peace of mind for consumers amid the growing threat of identity theft. The LifeLock mobile app helps consumers manage their identity and payment cards on the go and enables LifeLock members to receive alerts and services on their digital device. Leveraging unique data, science and patented technology from ID Analytics, Inc., a wholly-owned subsidiary, LifeLock offers identity theft protection that goes significantly beyond credit monitoring. As part of its commitment to help fight identity theft, LifeLock works to train law enforcement and partners with a variety of non-profit organizations to help consumers establish positive habits to combat this threat.

Forward-Looking Statements

This press release contains “forward-looking” statements, as that term is defined under the federal securities laws, including statements regarding our leading brand and unique technology, the launch of the LifeLock Wallet mobile application, our position heading into 2014, our outlook for 2014, and our expected total revenue, adjusted net income per share, adjusted EBITDA, and free cash flow for the first quarter of 2014 and for fiscal year 2014. These forward-looking statements are based on our current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with our ability to maintain profitability on an annual basis; our ability to protect our customers’ confidential information; our ability to maintain and enhance our brand recognition and reputation; the competitive nature of the industries in which we conduct our business; our ability to maintain access to data sources; our ability to retain our existing customers and attract new customers; our ability to improve our services and develop and introduce new services with broad appeal; our ability to maintain existing and secure new relationships with strategic partners; the effects of laws, regulations, and enforcement; the outcome of any litigation or regulatory proceeding; our ability to protect our intellectual property and not infringe on the intellectual property of others; and other “Risk Factors” set forth in our most recent filings with the Securities and Exchange Commission (the “SEC”).

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release is included in the filings we make with the SEC from time to time, including our Form 10-K for the year ended December 31, 2012, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Copies of these documents may be obtained by visiting our Investor Relations website at http://investor.lifelock.com/ or the SEC’s website at www.sec.gov.

We assume no obligation and do not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures

Our reported results include certain non-GAAP financial measures, including adjusted net income, adjusted net income per share, adjusted EBITDA, and free cash flow. We define adjusted net income as net income (loss) excluding amortization of acquired intangible assets, change in fair value of warrant liabilities, change in fair value of embedded derivatives, share-based compensation, acquisition related expenses, and income tax benefits and expenses resulting from changes in our deferred tax assets. We define adjusted net income per share as adjusted net income per share of stock assuming all preferred stock converted into common stock at the later of the start of the period or the date of issuance and excluding the impact of warrants to purchase Series E and Series E-2 preferred stock. We define adjusted EBITDA as net income (loss) excluding depreciation and amortization, interest expense, interest income, change in fair value of warrant liabilities, change in fair value of embedded derivative, other income (expense), income taxes, acquisition related expenses, and share-based compensation. We define free cash flow as net cash provided by (used in) operating activities less net cash used in investing activities for acquisitions of property and equipment.

We have included adjusted net income, adjusted net income per share, and adjusted EBITDA in this press release because they are key measures used by us to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted net income and adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, adjusted EBITDA is a key financial measure used in determining management’s incentive compensation.

In the fourth quarter of 2013, we modified our calculation of adjusted EBITDA and adjusted net income to also exclude acquisition related expense. For comparative purposes, we also modified our calculation of adjusted our adjusted EBITDA and adjusted net income for 2012 to exclude the acquisition related expenses incurred during our acquisition of ID Analytics.

We have included free cash flow in this press release because it typically presents a more conservative measure of cash flow as purchases of property and equipment are necessary components of ongoing operations. We believe that this non-GAAP financial measure is useful in evaluating our business because free cash flow reflects the cash surplus available to fund the expansion of our business after payment of capital expenditures relating to the necessary components of ongoing operations. We also believe that the use of free cash flow provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Although adjusted net income, adjusted EBITDA, and free cash flow are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

We have not reconciled adjusted net income per share guidance to net income per share guidance or adjusted EBITDA guidance to net income guidance because we do not provide guidance for share-based compensation expense, provision for income taxes, interest income, interest expense, change in fair value of warrant liabilities, change in fair value of embedded derivatives, other income and expenses, depreciation expense, amortization of intangible assets, acquisition expenses, or income tax (benefit) expense, which are reconciling items between net income (loss) and adjusted net income and net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of our control and/or cannot be reasonably predicted, we are unable to provide such guidance. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.

Media Contact:

Kelley Bonsall

Media@lifelock.com

415-767-7749

Investor Relations Contact:

Greg Kleiner

ICR for LifeLock

Investor.relations@lifelock.com

480-457-5000

LifeLock, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenue
Consumer revenue	$94,068	$70,775	$340,121	$254,678
Enterprise revenue	8,237	8,041	29,537	21,750

Total revenue	102,305	78,816	369,658	276,428
Cost of services	26,284	22,189	100,249	79,916

Gross profit	76,021	56,627	269,409	196,512
Expenses:
Sales and marketing	37,240	31,558	162,891	122,989
Technology and development	10,819	8,607	40,947	29,543
General and administrative	11,910	8,795	44,070	24,629
Amortization of acquired intangible assets	2,011	1,967	7,909	6,258

Total expenses	61,980	50,927	255,817	183,419

Income from operations	14,041	5,700	13,592	13,093
Other income (expense):
Interest expense	(125)	(1,538)	(353)	(3,677)
Interest income	49	24	124	30
Change in fair value of warrant liabilities	—	—	—	3,117
Change in fair value of embedded derivative	—	—	—	(2,785)
Other	(10)	(2)	(21)	(5)

Total other income (expense)	(86)	(1,516)	(250)	(3,320)

Income before provision for income taxes	13,955	4,184	13,342	9,773
Income tax (benefit) expense	(39,251)	104	(39,109)	(13,730)

Net income	53,206	4,080	52,451	23,503
Accretion of convertible redeemable preferred stock	—	(419)	—	(9,378)
Beneficial conversion feature on convertible redeemable preferred stock	—	(2,452)	—	(2,452)
Net income allocable to convertible redeemable preferred stockholders	—	(55)	—	(5,504)

Net income available to common stockholders	$53,206	$1,154	$52,451	$6,169

Net income available per share to common stockholders:

Basic	$0.58	$0.01	$0.59	$0.18
Diluted	$0.54	$0.01	$0.55	$0.09
Weighted-average common shares outstanding:
Basic	90,997	85,458	88,636	35,082
Diluted	97,681	90,839	95,946	62,191

LifeLock, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	December 31, 2013	December 31, 2012

Assets
Current assets:
Cash and cash equivalents	$123,911	$134,197
Marketable securities	48,688	—
Trade and other receivables, net	10,906	7,560
Deferred tax asset	13,117	—
Prepaid expenses and other current assets	6,961	5,753

Total current assets	203,583	147,510
Property and equipment, net	16,504	9,701
Goodwill	156,120	129,428
Intangible assets, net	47,213	51,242
Deferred tax asset – non current	38,018	—
Other non-current assets	1,812	1,707

Total assets	$463,250	$339,588

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,422	$1,151
Accrued expenses and other liabilities	34,926	27,329
Deferred revenue	119,106	90,877

Total current liabilities	156,454	119,357
Other non-current liabilities	4,640	265

Total liabilities	161,094	119,622
Commitments and contingencies
Stockholders’ equity:
Common stock	91	87
Additional paid-in capital	469,636	439,883
Accumulated other comprehensive loss	(18)	—
Accumulated deficit	(167,553)	(220,004)

Total stockholders’ equity	302,156	219,966

Total liabilities and stockholders’ equity	$463,250	$339,588

LifeLock, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2013	2012
Operating activities
Net income	$52,451	$23,503
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,796	10,427
Write-off of deferred financing costs from early payoff of debt	—	1,443
Share-based compensation	14,700	6,758
Provision for doubtful accounts	231	46
Change in fair value of warrant liabilities	—	(3,117)
Change in fair value of embedded derivative	—	2,785
Deferred income tax benefit	(39,197)	(14,185)
Other	344	5
Change in operating assets and liabilities:
Trade and other receivables	(3,127)	(2,766)
Prepaid expenses and other current assets	(1,080)	1,334
Other non-current assets	328	(1,305)
Accounts payable	518	(2,945)
Accrued expenses and other liabilities	6,920	5,913
Deferred revenue	28,115	20,782
Other non-current liabilities	4,374	(255)

Net cash provided by operating activities	77,373	48,423

Investing activities
Acquisitions, net of cash acquired	(42,369)	(157,430)
Acquisition of property and equipment	(10,417)	(7,498)
Purchases of marketable securities	(50,775)	—
Sales and maturities of marketable securities	1,353	—
Decrease in restricted cash	—	1,748

Net cash used in investing activities	(102,208)	(163,180)

Financing activities
Proceeds from:
Term loan	—	68,000
Initial public offering, net of offering costs	—	125,663
Issuance of convertible redeemable preferred stock, net of offering costs	—	102,165
Issuance of warrants	—	4,373
Stock based compensation plans	15,425	298
Payments for:
Term loan	—	(68,000)
Distribution to Series E-1 Preferred Stock Holders on IPO	—	(10,719)
Employee tax withholding related to restricted stock units	(436)	—
Debt issuance costs related to credit facilities	(440)	(1,676)

Net cash provided by financing activities	14,549	220,104

Net (decrease) increase in cash and cash equivalents	(10,286)	105,347
Cash and cash equivalents at beginning of period	134,197	28,850

Cash and cash equivalents at end of period	$123,911	$134,197

Share-Based Compensation

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Cost of services	$320	$211	$942	$648
Sales and marketing	576	341	1,868	1,053
Technology and development	1,364	503	3,757	1,711
General and administrative	2,170	1,709	8,133	3,346

Total share-based compensation expense	$4,430	$2,764	$14,700	$6,758

Key Financial and Operating Metrics

(in thousands except percentages and per member data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Consumer revenue	$94,068	$70,775	$340,121	$254,678
Enterprise revenue	8,237	8,041	29,537	21,750

Total revenue	$102,305	$78,816	$369,658	$276,428
Adjusted net income	$21,518	$8,936	$36,931	$22,720
Adjusted EBITDA	$22,851	$11,404	$42,156	$30,996
Free cash flow	$20,393	$3,710	$66,956	$40,925
Cumulative ending members	2,999	2,480	2,999	2,480
Gross new members	246	198	944	762
Member retention rate	87.8%	87.1%	87.8%	87.1%
Average cost of acquisition per member	$139	$142	$160	$150
Monthly average revenue per member	$10.72	$9.68	$10.32	$9.28
Enterprise transactions	56,879	64,265	216,729	227,039

Reconciliation of GAAP to Adjusted Results

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Reconciliation of Gross Profit to Adjusted Gross Profit
Gross profit	$76,021	$56,627	$269,409	$196,512
Share-based compensation	320	211	942	648

Adjusted gross profit	$76,341	$56,838	$270,351	$197,160

Reconciliation of Sales and Marketing Expenses to Adjusted Sales and Marketing Expenses
Sales and marketing expenses	$37,240	$31,558	$162,891	$122,989
Share-based compensation	(576)	(341)	(1,868)	(1,053)

Adjusted sales and marketing expenses	$36,664	$31,217	$161,023	$121,936

Reconciliation of Technology and Development Expenses to Adjusted Technology and Development Expenses

Technology and development expenses	$10,819	$8,607	$40,947	$29,543
Acquisition related expenses	(43)	—	(43)	—
Share-based compensation	(1,364)	(503)	(3,757)	(1,711)

Adjusted technology and development expenses	$9,412	$8,104	$37,147	$27,832

Reconciliation of General and Administrative Expenses to Adjusted General and Administrative Expenses
General and administrative expense	$11,910	$8,795	$44,070	$24,629
Acquisition related expenses	(1,025)	—	(1,025)	(718)
Share-based compensation	(2,170)	(1,709)	(8,133)	(3,346)

Adjusted general and administrative expense	$8,715	$7,086	$34,912	$20,565

Reconciliation of Income from Operations to Adjusted Income from Operations
Income from operations	$14,041	$5,700	$13,592	$13,093
Acquisition related expenses	1,068	—	1,068	718
Share-based compensation	4,430	2,764	14,700	6,758
Amortization of acquired intangible assets	2,011	1,967	7,909	6,258

Adjusted income from operations	$21,550	$10,431	$37,269	$26,827

Reconciliation of Net Income to Adjusted Net Income
Net income	$53,206	$4,080	$52,451	$23,503
Amortization of acquired intangible assets	2,011	1,967	7,909	6,258
Share-based compensation	4,430	2,764	14,700	6,758
Change in fair value of warrant liabilities	—	—	—	(3,117)
Change in fair value of embedded derivative	—	—	—	2,785
Acquisition expenses	1,068	—	1,068	718
Deferred income tax benefit	(39,197)	125	(39,197)	(14,185)

Adjusted net income	$21,518	$8,936	$36,931	$22,720

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Reconciliation of Diluted Shares to Adjusted Diluted Shares
Diluted shares	97,681	90,839	95,946	62,191
Assumed preferred stock conversion	—	1,335	—	8,770
Dilutive securities excluded due to net loss available for distribution	—	—	—	3,586
Other dilutive equity awards excluded	—	—	—	(1,972)

Adjusted diluted shares	97,681	92,174	95,946	72,575

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share
Net Income per share	$0.54	$0.01	$0.55	$0.09
Net income attributable to participating securities	—	0.03	—	0.25

Adjustments to net income	(0.32)	0.06	(0.17)	(0.02)

Adjustments to diluted shares	—	—	—	(0.01)

Adjusted net income per share	$0.22	$0.10	$0.38	$0.31

Reconciliation of Net Income to Adjusted EBITDA

Net income (loss)	$53,206	$4,080	$52,451	$23,503
Depreciation and amortization	3,312	2,940	12,796	10,427
Share-based compensation	4,430	2,764	14,700	6,758

Interest expense	125	1,538	353	3,677
Interest income	(49)	(24)	(124)	(30)
Change in fair value of warrant liabilities	—	—	—	(3,117)
Change in fair value of embedded derivatives	—	—	—	2,785
Other expense	10	2	21	5
Acquisition expenses	1,068	—	1,068	718
Income tax (benefit) expense	(39,251)	104	(39,109)	(13,730)

Adjusted EBITDA	$22,851	$11,404	$42,156	$30,996

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$25,546	$7,702	$77,373	$48,423
Acquisitions of property and equipment	(5,153)	(3,992)	(10,417)	(7,498)

Free cash flow	$20,393	$3,710	$66,956	$40,925